UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 3, 2011

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

 (Exact name of registrant as specified in its charter)

Delaware	001-34473	20-2533768
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 110526 4101 Research Commons 79 T.W. Alexander Drive Research Triangle Park, North Carolina	27709
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 316-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Talecris Biotherapeutics Holdings Corp. (the “Company”) held its 2011 Annual Meeting (the “Annual Meeting”) of Stockholders on May 3, 2011.  Four proposals were submitted to, and approved by, stockholders at the Annual Meeting. The proposals are described in detail in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 31, 2011. The final results for the votes regarding each proposal are set forth below.

1. Stockholders elected three directors to the Company’s Board of Directors to hold office for a three-year term until the annual meeting of stockholders in 2014 and until their successors are elected and qualified. The votes regarding this proposal were as follows:

	For	Withheld	Abstained	Broker Non-Votes
W. Brett Ingersoll	109,180,169	2,105,364	0	2,795,647
Lawrence D. Stern	108,968,469	2,317,064	0	2,795,647
Ruedi E. Waeger, PhD	110,390,882	894,651	0	2,795,647

2. Stockholders ratified the selection of Pricewaterhouse Coopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
114,034,015	29,647	2,418	15,100

3. Stockholders approved, in an advisory and non-binding vote, the compensation of the Company’s named executive officers. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
107,229,981	3,890,809	164,743	2,795,647

4. Stockholders recommended, in an advisory and non-binding vote, a triennial advisory and   non-binding vote on the compensation of the Company’s named executive.  The votes regarding this proposal were as follows:

1 Year	2 Years	3 Years	Abstained	Broker Non-Votes
25,821,617	213,976	83,987,632	1,277,407	2,780,548

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

	By:	/s/ John F. Gaither, Jr.
	Name:	John F. Gaither, Jr.
	Title:	General Counsel

Date: May 4, 2011